UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2016

Synergy Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35268	33-0505269
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 2012

New York, NY 10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 8, 2016, the Board of Directors of Synergy Pharmaceuticals Inc. (the “Company”) approved a resolution amending its bylaws by adding Section 6.5 to Article VI as follows:

“SECTION 6.5 Issue of Certificates; Book-Entry System.

The Board of Directors may make such additional rules and regulations, not inconsistent with the Bylaws or the Certificate of Incorporation, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the corporation.  Further, the corporation may participate in one or more systems under which certificates for shares of stock are replaced by electronic book-entry pursuant to such rules, terms and conditions as the Board of Directors may approve and subject to applicable law, notwithstanding any provisions to the contrary set forth in this Article.”

Item 8.01                                           Other Events.

On December 9, 2016, Company issued a press release announcing positive top-line results from the first of two pivotal phase 3 clinical trials evaluating the efficacy and safety of plecanatide, an investigational once-daily orally-administered compound, in 1,135 adult patients with irritable bowel syndrome with constipation (IBS-C).

The press release is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)         Exhibits.

99.1   Synergy Pharmaceuticals Inc. Press Release dated December 9, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:           December 9, 2016

SYNERGY PHARMACEUTICALS INC.

By:	/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
President and Chief Executive Officer